Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of PSPP Holdings, Inc. on Form 10-QSB, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cherish Adams, Chief Executive Officer (or equivalent thereof) and Chief Financial Officer (or equivalent thereof) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Cherish Adams

Cherish Adams

Chief Financial Officer (or equivalent thereof)

November 30, 2007